UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On October 28, 2011, James Courter and W. Wesley Perry resigned from the Board of Directors of IDT Corporation (the “Registrant) in conjunction with the spin-off (the “Spin-Off”) of the Registrant’s subsidiary, Genie Energy Ltd. (“Genie”) on October 28, 2011.  Both Messrs. Courter and Perry are members of the board of directors of Genie, and Mr. Courter is also the Vice Chairman of the Board of Genie.

Mr. Courter’s and Mr. Perry’s resignations were accepted by the Board of Directors on October 31, 2011.

 (b)  (c) As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on  October 24, 2011 (the “Original 8-K”), on October 28, 2011, in conjunction with the Spin-Off of Genie, Bill Pereira resigned as the Registrant’s Chief Financial Officer in order to become the Chief Executive Officer of the Registrant’s IDT Telecom, Inc. subsidiary, and Liore Alroy, resigned as the Registrant’s Executive Vice President and as Chief Executive Officer of IDT Telecom, and was appointed as Deputy Chairman, acting as a non-executive strategic advisor to the Registrant, as well as Deputy Chairman of Genie. Further, on October 28, 2011, Claude Pupkin, the Chief Executive Officer of Genie, resigned as the Registrant’s Executive Vice President.

The Registrant is presently negotiating a compensatory arrangement with Mr. Pereira.  The Registrant will update this Form 8-K as the arrangement with him is finalized.

(d) On October 31, 2011, Bill Pereira was elected to the Registrant’s Board of Directors to serve until the Registrant’s annual meeting of shareholders, scheduled to take place on December 15, 2011, or until his successor is duly appointed. There are no arrangements or understandings between Mr. Pereira and any other person pursuant to which Mr. Pereira was appointed to the Board of Directors. Mr. Pereira has not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On October 28, 2011, the Registrant and Howard Jonas, the Registrant’s Chairman and Chief Executive Officer entered into the second amended and restated of the employment agreement (the “Jonas Agreement”), pursuant to which, among other things, the Registrant acknowledges that Mr. Jonas will serve as the Chairman of the board of Genie and the Registrant increased Mr. Jonas ‘annual base salary to $50,000. The Compensation Committee of the Board of Directors approved the Jonas Agreement on October 27, 2011.  A copy of the Jonas Agreement is attached hereto as Exhibit 10.1.

On October 28, 2011, the Registrant and Liore Alroy, the Registrant’s Deputy Chairman entered into an employment agreement (the “Alroy Agreement”) whereby, among, other things, Mr. Alroy will receive an annual salary of $363,750. The Compensation Committee of the Board of Directors approved the Alroy Agreement on October 27, 2011. The Registrant also agreed to grant Mr. Alroy an option to purchase a number of shares of Class B Common Stock of the Registrant equal to one percent (1%) of the outstanding shares of the Registrant’s capital stock as of October 28, 2011.  The option will be granted on or before November 27, 2011.

A copy of the Alroy Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

This Form 8-K amends the Original 8-K to the extent provided herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

10.1	Second Amended and Restated Employment Agreement between the Registrant and Howard S. Jonas, dated October 28, 2011.

10.2	Employment Agreement between the Registrant and Liore Alroy, dated October 28, 2011.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

	By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chairman and Chief Executive Officer
Dated: November 3, 2011

3

EXHIBIT INDEX

Exhibit Number	Document

10.1	Second Amended and Restated Employment Agreement between the Registrant and Howard S. Jonas, dated October 28, 2011.

10.2	Employment Agreement between the Registrant and Liore Alroy, dated October 28, 2011.

4